                                                                      EXHIBIT 21

                               JO-ANN STORES, INC.
                              LIST OF SUBSIDIARIES


                                                                          STATE OF         PERCENT OWNED BY
NAME                                                                    INCORPORATION         REGISTRANT
----                                                                    -------------      ----------------
Jo-Ann Stores Supply Chain Management, Inc...........................       Ohio                 100%
FCA of Ohio, Inc.....................................................       Ohio                 100%
House of Fabrics, Inc................................................     Delaware               100%
Team Jo-Ann, Inc. ...................................................       Ohio                 100%

                                       66